Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-248976) of Digital Media Solutions, Inc. of our report dated March 16, 2021 (except for the impact of the matter discussed in Note 1, Restatement of Previously Issued Financial Statements, as to which the date is May 18, 2021), with respect to the consolidated financial statements of Digital Media Solutions, Inc. included in this Annual Report (Form 10-K/A) of Digital Media Solutions, Inc. for the year ended December 31, 2020.

Tampa, Florida
May 18, 2021